UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Strategic Storage Trust, Inc. (the “Registrant”) and nine special purpose entities (the “Borrower SPEs”) wholly-owned by Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership, that hold nine of its self storage facilities (the “Encumbered Properties”) entered into certain loan documents attached hereto as exhibits in connection with a loan obtained from KeyBank National Association (the “KeyBank Loan”). Please see Item 2.03 below for a description of the KeyBank Loan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On October 10, 2012, the Registrant, through the Borrower SPEs, entered into the KeyBank Loan in the principal amount of $31 million (the “Loan Amount”). The majority of the proceeds from the KeyBank Loan were used to reduce the outstanding principal amount under the secured credit facility with KeyBank (the “Second Restated KeyBank Credit Facility”) from $82 million to $55 million. KeyBank released the nine Encumbered Properties, along with three additional properties, collectively known as the non-Homeland properties, from the security interests granted under the Second Restated KeyBank Credit Facility (the Encumbered Properties are now subject to security interests granted under the KeyBank Loan, as discussed below). The remaining proceeds of the KeyBank Loan will be used to make future acquisitions of self storage facilities and for other general corporate purposes.

The KeyBank Loan has a term of ten years and matures on November 1, 2022. Additionally, the KeyBank Loan bears a fixed rate of 4.65% per annum, is interest only for the first year and thereafter requires amortization on a 30-year amortization schedule.

In connection with the KeyBank Loan, the Borrower SPEs entered into a Loan Agreement (the “Loan Agreement”) and issued a promissory note in favor of KeyBank for the Loan Amount (the “Promissory Note”). The KeyBank Loan is secured by interests in each of the Encumbered Properties created pursuant to certain Deeds of Trust; Assignments of Leases and Rents, Security Agreements and Fixture Filings; and Assignments of Management Agreement and Subordination of Management Fees. The security instruments for each Encumbered Property are cross-collateralized and cross-defaulted with those related to the other Encumbered Properties.

Under certain conditions, the Borrower SPEs may cause the release of one or more of the Encumbered Properties in connection with a full or partial defeasance of the KeyBank Loan. Under certain conditions, the Borrower SPEs may also prepay the KeyBank Loan (in whole, but not in part) and cause a release of all of the Encumbered Properties, which prepayment will be subject to a yield maintenance charge (except for prepayments made during the last three months of the ten-year term which will be without penalty).

The Registrant entered into a guaranty agreement in favor of KeyBank under which it has guaranteed the obligations of the Borrower SPEs under the KeyBank Loan upon the occurrence of certain events as set forth in the Loan Agreement (the “Guaranty”). The KeyBank Loan contains a number of other customary terms and covenants.

The description of the KeyBank Loan above is qualified in its entirety by the Loan Agreement, Promissory Note and Guaranty attached hereto as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Loan Agreement dated as of October 10, 2012

10.2	Promissory Note dated as of October 10, 2012

10.3	Guaranty dated as of October 10, 2012

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: October 15, 2012	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer